                                                                    EXHIBIT 99.1

                               DISTRIBUTION REPORT

                                       FOR

                        PREFERREDPLUS TRUST SERIES MSD-1

                                DISTRIBUTION DATE

                                 OCTOBER 1, 2002

                        CLASS A CUSIP NUMBER 740-434-733
                        CLASS B CUSIP NUMBER 740-434-725

      (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Morgan Stanley Dean Witter & Co.Notes (the "Underlying Securities"):

                             Interest:                $3,405,486.11
                             Principal:                        0.00
                             Premium:                          0.00

      (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                             Paid by the Trust:               $0.00
                             Paid by the Depositor:       $1,000.00

      (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                     Class A:
                             Interest:                $2,269,708.33
                             Principal:                       $0.00

                             Unpaid Interest Accrued:         $0.00


                     Class B:
                             Interest:                   $64,388.89
                             Principal:                       $0.00

                             Unpaid Interest Accrued:         $0.00

      (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                             Principal Amount:         $95,000,000
                             Interest Rate:                  7.250%
                             Rating:
                                     Moody's Investor Service            Aa3
                                     Standard & Poor's Rating Service    A+

      (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                             Class A: ($25 Stated Amount)
                             Initial Principal Balance:         $3,800,000
                             Reduction:                                 (0)
                                                                ----------
                             Principal Balance 10/1/02:         $3,800,000



                             Class B: ($25 Stated Amount)
                             Initial Principal Balance:         $3,800,000
                             Reduction:                                 (0)
                                                                ----------
                             Principal Balance 10/01/02:        $3,800,800